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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): February 11, 2004


                           DECTRON INTERNATIONALE INC.

             (Exact name of registrant as specified in its charter)



Quebec                                 001-14503                             N/A
------                                -------------                          ---
(State or other jurisdiction     (Commission File Number)       (I.R.S. Employer
of organization)                                             Identification No.)

4300 Poirier Blvd.
Montreal, Quebec                                                         H4R 2C5
----------------                                                         -------
(Address of Principal Executive Office)                               (Zip Code)

Registrant's telephone number, including area code: (514) 334-9609


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address; if changed since last report)

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ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTOR

         On February 11, 2004, Liam Cheung a director of Dectron Internationale, Inc. ("Dectron") notified Dectron that he was resigning from the Board of Directors effective immediately. He stated that he was resigning as a result of his increased travel and time commitment required by his other responsibilities and that he would not be able to devote enough attention to Dectron.

         Although he did not state that he had any disagreements with Dectron on any matter relating to its operations, policies or practices, he requested that Dectron file a copy of his letter on Form 8-K with the SEC. Accordingly, Dectron is voluntarily making this filing despite it not being required.

ITEM 7.  EXHIBITS

99.1 Liam Cheung's Resignation Letter of February 11, 2004

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                             DECTRON INTERNATIONALE INC.



                                             By: /s/ Mauro Parissi
                                                --------------------------------
                                                     Mauro Parissi
                                                     Chief Financial Officer

February 27, 2004